Exhibit 15.2

29 March, 2024

Joint Stock Company Kaspi.kz

154A Nauryzbai Batyr Street

Almaty, 050013, Kazakhstan

Dear Sirs,

We, “Arthur D. Little Danışmanlık Hizmetleri A.Ş.” (“ADL”), incorporated under the laws of the Republic of Türkiye, do hereby consent to the use of our name in the annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”) to be filed by Joint Stock Company Kaspi.kz (“Kaspi”) with the United States Securities and Exchange Commission and the references to the ADL market research prepared for Kaspi wherever appearing in the Annual Report, including, but not limited to, the references to our company under the sections titled “Market and Industry Data,” “Item 4. Business Overview—B. Our Business” and “Item 5.Operating and Financial Review and Prospects—A. Operating Results” in the Annual Report, and to the incorporation by reference of such information from the Annual Report in the registration statement on Form S-8 (File No. 333-276609).

We also hereby consent to the filing of this letter as an exhibit to the Annual Report.

Yours faithfully,

Signed:	/s/ Samih Coşkun Baban
Name:	Samih Coşkun Baban
Title:	Board Member
Arthur D. Little Danışmanlık Hizmetleri A.Ş.

4/24/2024 10:04 AMERICAS 126559743 v12 [V4 Kaspi - Form 20-F (WC Draft 4.22.24) Clean(23-04-2024 23.40.41)_Ksp_1 (WC comments 4.24.24).docx]